UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 23, 2003, Fountain Powerboat Industries, Inc. (the “Company”) and its operating subsidiary, Fountain Powerboats, Inc. (“FPI”) entered into a long-term secured financing arrangement in 2003. In connection with the financing arrangement, the Company and FPI entered into a Master Agreement (the “Master Agreement”) with Brunswick Corporation (“Brunswick”) and Reginald M. Fountain, Jr., the Company’s Chairman and Chief Executive Officer. The Master Agreement, among other things, gave Brunswick the right to purchase any and all shares of the Company’s common stock held by Mr. Fountain, as well as all options held by Mr. Fountain to purchase Company common stock (the “RMF Purchase Right”). The Master Agreement also gave Brunswick the right to purchase from the Company, at any time during which the RMF Purchase Right is exercisable, a number of newly issued shares of Company common stock that, when combined with Mr. Fountain’s shares, would give Brunswick 50.1% of the outstanding common stock of the Company (the “Company Purchase Right”). Under the terms of the Master Agreement, the RMF Purchase Right and the Company Purchase Right were to have become exercisable on July 1, 2007. In addition, in 2003, the Company, FPI and Brunswick entered into an Engine Supply Agreement (the “Engine Supply Agreement”) pursuant to which Brunswick agreed to supply to FPI, and FPI agreed to purchase from Brunswick, all of FPI’s requirements for marine engines and other power components used in products manufactured by FPI.

As previously disclosed in a Form 8-K filed with the SEC on September 23, 2005, in connection with the refinancing of the Company’s 2003 financing arrangement, the Company, FPI, Brunswick and Mr. Fountain entered into an Omnibus Amendment and Agreement which, among other things, amended certain portions of the Master Agreement and extended the expiration of the term of the Engine Supply Agreement until June 30, 2011.

On June 21, 2007, the Company, FPI, Brunswick and Mr. Fountain entered into a Second Omnibus Amendment and Agreement (the “Second Amendment”), which further amends the Master Agreement. The Second Amendment delays the commencement of Brunswick’s ability to exercise the RMF Purchase Right and the Company Purchase Right from July 1, 2007 to a period beginning July 1, 2012. The Second Amendment also amends the Master Agreement to permit Mr. Fountain to sell his shares of the Company’s common stock in compliance with Rule 144 of the Securities Act of 1933, provided that Mr. Fountain may not sell his shares if such sale would result in Mr. Fountain owning less than 40% of the Company’s issued and outstanding common stock. The Second Amendment also limits the Company’s obligations under the Company Purchase Right by providing that the Company will not be required to issue in excess of 19.9% of its issued and outstanding shares of common stock unless any and all required stockholder approvals are obtained. In addition, the Second Amendment extends the expiration of the term of the Engine Supply Agreement to June 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
10.1	Second Omnibus Amendment and Agreement, dated June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: June 25, 2007	/s/ Irving L. Smith
Irving L. Smith Chief Financial Officer